EXHIBIT 10.32

Benefit maintenance Plan
of
Dime Community Bancshares, Inc.

As Amended and Restated Effective as of
December 31, 2008

Approved effective August 23, 2012
             AMENDMENT

1.            Article III -- Section 3.1(b) of the Plan shall be amended, effective as of August 1, 2012, to read in its entirety as follows:

(b)        The supplemental retirement benefit provided for in this section 3.1 shall be paid in the form of a single life annuity commencing on the first day of the month coincident with or next following the Participant's Termination of Service or, if later, the first day of the month coincident with or next following Participant's 65th birthday. Notwithstanding the foregoing, a Participant may, subject to the restrictions in section 6.1:

(i)            within thirty (30) days after first becoming eligible to participate in the Plan for purpose of receiving a supplemental retirement benefit, elect that such supplemental retirement benefit (to the extent that such benefit is attributable to compensation for services performed after such election) be paid in a different form or commencing at a different time by filing a written election, in such form and manner as the Committee may provide, within such thirty (30) day period, and the amount of such benefit shall be the Actuarial Equivalent of the benefit payable in the absence of such an election and

(ii)            at any time prior to the commencement of payments, elect in such form and manner as the Committee may provide that a benefit otherwise payable in the form of an annuity be paid instead in any one of the following forms of annuity of Actuarial Equivalent value

(A) single life annuity;
(B) 50% joint and survivor annuity;
(C) 75% joint and survivor annuity;
(D) 100% joint and survivor annuity;
(E) continuous and certain annuity with a term certain equal to the lesser of the Participant's life expectancy when payments begin or one of the following periods selected by the Participant :  5 years, 10 years or 15 years provided, however, that in no event shall such election change the date on which payments begin.

2.	Article III -- Section 5.4 shall be amended, effective as of August 1, 2012, to add a new sentence to the end thereof which shall read in its entirety as follows:

Notwithstanding anything in the Plan to the contrary, in no event shall a change in beneficiary that is made after the commencement of benefits under section 3.1 in the form of an annuity change the form or amount of benefits payable as an annuity or the period for which such benefits are payable.

In Witness Whereof, this Amendment has been executed by the undersigned officer of Dime Community Bancshares, Inc.  pursuant to authority given by the Board of Directors.
Dime Community Bancshares, Inc.
By    _____________________________
Name:
         Title:

Date: ____________________________
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